Exhibit 10.7

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

DATED THIS 10th DAY OF OCTOBER 2016

Between

NANYANG TECHNOLOGICAL UNIVERSITY

And

ASLAN PHARMACEUTICALS PTE LTD

LICENSING AND RESEARCH COLLABORATION AGREEMENT

LICENSING AND RESEARCH COLLABORATION AGREEMENT

THIS AGREEMENT is entered into on 10th day of October 2016 between:

(1)	NANYANG TECHNOLOGICAL UNIVERSITY, located at 50 Nanyang Avenue, Singapore 639798, and acting through its School of Biological Sciences (“NTU”);

And

(2)	ASLAN PHARMACEUTICALS PTE LTD, a company incorporated in Singapore (UEN: 201007695N), having its address at UE Square (West Wing), 83 Clemenceau Avenue, #12-03, Singapore 239920 (“Company”).

WHEREAS:

(A)	The Company is interested in sponsoring a research project to be carried out by School of Biological Sciences on the terms and conditions of this Agreement.

THEREFORE the Parties hereby agree as follows:

1.	DEFINITIONS

1.1.	In this Agreement and in the Schedules to this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

“Affiliate”	-	means any corporation, company or other entity which:

(i) is Controlled by the relevant Party;

(ii) Controls the relevant Party; or

(iii) is under common Control with the relevant Party.

For this purpose, “Control” means (a) at least fifty percent (50%) of the controlled entity’s outstanding shares or ownership interest representing the right to make decisions for such entity are owned or controlled, directly or indirectly, by the controlling entity, and/or (b) the controlling entity possesses, directly or indirectly, the power to influence the decision-making process, the direction of management and the policies of the controlled entity.

“Background IP”	-	means any IP owned and/or controlled by a Party, or which such Party has the necessary rights to use for or in the Research Project, and which was conceived or reduced to practice either:

LICENSING AND RESEARCH COLLABORATION AGREEMENT

(a)    prior to the commencement of the work performed pursuant to the Research Project, or

(b)    outside the scope of the work performed pursuant to the Research Project;

         and a non-exhaustive list of the Background IP intended to be disclosed by each Party in connection with the Research Project is listed in Schedule 1, part 5.

“Business Day”	-	means a day other than a Saturday, Sunday or a gazetted public holiday in Singapore.

“Confidential Information”	-	means any device, materials, samples, software programmes, documents, data, graphics, specifications, technical information, or any other information, collectively referred to as “Information”, that is disclosed by either a Party or a Party’s Affiliate or on their behalf (“Discloser”) to the other Party (“Recipient”) in connection with the Research Project and/or this Agreement, whether oral, written, visual or otherwise, or hard or electronic soft copy, other than as specified in clause 6.4.

“Effective Date”	-	means the date first written above.

“Intellectual Property” or ”IP”	-	means Confidential Information, Know-how, patents, patentable inventions, patent applications, utility models, copyright, design rights, trademarks, rights in data, database rights, semiconductor layout rights, rights relating to computer software, and any other industrial or intellectual property rights, registrable, registered or otherwise.

“IP Applications”	-	means any patent application, division, continuation or continuation-in-part, and any patent issued thereon or reissue or extension thereof, and any other form of application for registration of copyrights, trademarks, designs and other IP rights relating to the relevant Project IP.

“IP Expenses”	-	means all actual and out-of-pocket costs and expenses (including legal and other professional fees, Goods and Services Tax, other applicable taxes, and stamp duties) in relation to the preparation, filing, prosecution and maintenance of the relevant IP Applications.

LICENSING AND RESEARCH COLLABORATION AGREEMENT

“IP Lead Party”	-	means the Party appointed pursuant to Clause 7.4(a) of this Agreement to take the lead in the preparation, filing, prosecution and maintenance of the relevant IP Applications in accordance with the terms of this Agreement.

“Know-how”	-	means any methods, techniques, processes, discoveries, inventions, innovations, unpatentable processes, technical information, specifications, recipes, formulae, designs, plans, documentation, drawings, data and other technical information and identified in a tangible form.

“Major Territory”	-	means USA, those countries constituting the EU as at the Effective Date, UK, Japan, or China.

“NTUitive”	-	means Nanyang Technological University — NTUitive Pte Ltd (Company Registration No. 199502518G), a wholly-owned subsidiary company of NTU which manages and commercialises IP for NTU.

“Parties”	-	means NTU and the Company collectively, and a ”Party” means any one of them.

“Project IP”	-	means any IP created in the course of or resulting from the Research Project that fall within the deliverables of the Research Project as set out in Schedule 1.

“Research Project”	-	means the research project titled “Generation of domain antibodies for therapeutic applications” to be carried out under this Agreement, which details are set out in Schedule 1, as may be amended from time to time in accordance with this Agreement.

“Term”	-	means the period of this Agreement as specified in Clause 3 of this Agreement.

1.2.	In this Agreement, except where the context indicates to the contrary:

a)	“person” includes any individual, body corporate, joint venture, trust, agency or other body;

b)	words importing the singular shall include the plural and vice versa and words denoting a given gender shall include each other gender;

c)	headings are inserted for ease of reference only and shall not affect the interpretation of this Agreement;

d)	references to clauses or sub-clauses shall have reference to clauses or sub-clauses of this Agreement; and

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e)	all schedules and attachments to this Agreement form part of this Agreement.

2.	STATEMENT OF WORK

2.1.	The Parties agree to collaborate on the Research Project and shall use reasonable endeavours to carry out in a diligent manner those parts of the Research Project allocated to it, in accordance with the details specified in Schedule 1. The Parties recognise that the Research Project is research in nature and hence completion within the period of performance or the achievement of the deliverables or milestones specified in Schedule 1 cannot be guaranteed.

2.2.	The Parties are committed to maintaining the highest standards of research integrity and the responsible conduct of research, as defined in the Singapore Statement on Research Integrity (www.singaporestatement.org/statement.html). The Parties agree to cooperate in investigation(s) which result from any accusations of research misconduct and malpractice arising from the Research Project.

3.	TERM OF AGREEMENT

3.1.	This Agreement shall come into force on the Effective Date and shall continue for a period of one (1) year (the “Term”) unless terminated earlier in accordance with the terms of this Agreement. Notwithstanding the foregoing, this Agreement may be extended by mutual written agreement of the Parties.

4.	PRINCIPAL INVESTIGATOR & GOVERNANCE

4.1.	The Research Project shall be supervised and coordinated by Professor […***…] of NTU (hereinafter referred to as the “NTU Principal Investigator” or “NTU PI”), and […***…] for the Company (hereinafter referred to as the “Company Principal Investigator” or “Company PI”).

4.2.	If, for any reason, the NTU PI or the Company PI is unable to continue to serve as the NTU PI or as the Company PI under the Research Project, and, after reasonable efforts have been used to find one, a successor acceptable to the Parties is not available, this Agreement may be terminated by any of the Parties upon at least […***…] notice, subject to the prior approval of the JDC, which approval shall not be unreasonably withheld, and the provisions of Clause 11 shall apply. Where the NTU PI is unable to continue to serve as the NTU PI for the Research Project, the Chair of the School of Biological Sciences, or his designate, shall replace the NTU PI on the JDC subject to this Clause 4.2.

4.3.	The Company and NTU shall establish a joint development committee (“Joint Development Committee” or “JDC”) to oversee and execute the plan for the Research Project (“Project Plan”) the current version of which as at execution of this Agreement is set out in Schedule 1. The JDC will at all times include two (2) representatives from each of the Company and NTU, selected by such Party, and one representative from NTU shall be the NTU PI unless the Parties via the JDC agree otherwise, and one representative from ASLAN shall be the Company PI unless the Parties via the JDC agree otherwise. It is anticipated that membership of the JDC may change over the course of the Research Project as needed to ensure sufficient expertise for execution of the then-current Project Plan.

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4.4.	The JDC will meet regularly (at least […***…]), either in person or by tele/video conference, according to a mutually agreed schedule; and on an ad hoc basis, as necessary. Among matters the JDC will confer and decide on, are proposed changes to the Project Plan; for the avoidance of doubt any changes to the Project Plan are subject to JDC approval. Decisions of the JDC shall be made by unanimous vote, with each JDC member having one vote. In the event that the votes required to approve a decision cannot be reached, then the issue will be referred for resolution in accordance with Clause 16. The JDC shall prepare written minutes of each JDC meeting and a written record of all JDC decisions, whether made at a JDC meeting or otherwise and promptly circulate a copy to JDC members.

5.	RESEARCH PROJECT FUNDING

5.1.	The Parties shall provide the funding and/or contributions to the Research Project in accordance with Schedule 1.

6.	CONFIDENTIAL INFORMATION

6.1.	Each Recipient agrees to use the Discloser’s Confidential Information only for the purposes of the Research Project and/or this Agreement, unless otherwise expressly agreed to in writing by the Discloser.

6.2.	Each Recipient shall use the same degree of care regarding the Confidential Information as it uses in protecting and preserving its own confidential information of like kind to avoid disclosure or dissemination thereof, but in no event less than a reasonable degree of care.

6.3.	Each Recipient agrees to make the Discloser’s Confidential Information available only to those of its Affiliates, employees, officers, directors, legal or professional advisors, or students (“Representatives”) who have a need to know the same for the purposes of the Research Project and /or this Agreement and who are bound by obligations of confidentiality. The Recipient shall not disclose the Confidential Information to any third party except for any third party Representatives as provided herein.

6.4.	Each Party agrees that the obligations of confidentiality contained herein shall not apply to any Information which:

(i)	was publicly available prior to the date of disclosure under this Agreement or becomes publicly available thereafter through no wrongful act or omission on the Recipient’s part;

(ii)	was known to the Recipient prior to the date of disclosure under this Agreement or becomes known to the Recipient thereafter, without restriction as to use or disclosure, from a third party having an apparent bona fide right to disclose the Information, as evidenced by written records;

(iii)	is independently developed by the Recipient, as evidenced by written records; or

(iv)	is disclosed with the Discloser’s prior written consent.

6.5.	Where the Recipient is required to disclose Confidential Information pursuant to an order of a court of competent jurisdiction or by law, the Recipient may disclose such

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Confidential Information provided that the Recipient, if not legally prohibited from so doing, promptly notifies the Discloser as soon as it becomes aware of, and preferably before, such required disclosure, and cooperates reasonably with efforts by the Discloser to contest or limit the scope of such order or legal requirement to disclose, or to make other provision (such as filing patent applications) to limit the effect of such disclosure.

6.6.	The Parties agree that any breach of confidentiality under this Clause 6 may cause irreparable injury to the Discloser and monetary damages may not be an adequate remedy for such breach. Accordingly, the Discloser shall be entitled to seek equitable relief against any such breach, including injunctions, and this shall be without prejudice to the Discloser’s other rights and remedies under law.

6.7.	The obligations of confidentiality set out in this Clause 6 shall survive for a period of […***…] from the date of expiry or early termination of this Agreement.

7.	INTELLECTUAL PROPERTY AND LICENSE RIGHTS

7.1.	Each Party shall remain the owner or authorised user of all its Background IP and nothing in this Agreement, save as specifically provided for herein, shall be deemed to grant impliedly or otherwise, ownership of or rights of use of such Background IP to the other Party. Each Party may, at its sole discretion, disclose its Background IP to the other Party for use in connection with the Research Project but such Background IP shall only be used by the other Party for the purpose of the Research Project and for no other purpose. It is agreed that no Party shall be compelled to disclose any of its trade secrets or Confidential Information as part of its Background IP licensed hereunder.

7.2.	All rights, interests and title to the Project IP shall be […***…] by the Parties.

7.3.	The commercialisation of the NTU Background IP and of the Project IP shall be governed by the following provisions

a)	NTU hereby grants the Company an option to negotiate for a non-exclusive license (in a designated field of use, where appropriate) of the NTU Background IP and an exclusive license of the Project IP (the “Option”) on commercial terms and conditions based on and comprising all the terms set out in Schedule 2 which constitutes an integral part of this Agreement (non-binding provisions therein remaining non-binding however). The Option may be exercised by the Company by service in writing to NTU of an “Exercise Notice” at any time during the term of this Agreement and within […***…] after expiry of the term of this Agreement (the “Option Period”). For the avoidance of doubt, it is agreed that Schedule 2 annexed hereto substantially sets out all the terms and conditions of the Exclusive License Agreement that both NTU and the Company consider essential and fundamental, all other terms and conditions being merely ancillary. The Parties shall finalize and execute such license agreement within […***…] following receipt by NTU of the Exercise Notice (the “Negotiation Period”).

b)	If the Option is not exercised by the Company during the Option Period, NTU shall not have any further obligation to the Company in this regard.

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c)	If the Option is exercised by the Company, it is hereby agreed that upon the grant of the exclusive licence in the relevant Project IP to the Company:-

(i)	All and any decisions on the filing of any IP Application to protect the relevant Project IP shall be at the Company’s sole discretion and the Company shall coordinate with NTU as to the IP Applications which it wishes to file for such Project IP. The Company shall be responsible for managing the filings, prosecution and maintenance of the IP Applications. The Company shall keep NTU informed of the status of the IP Applications from time to time. NTU shall do all such other acts and things as may be necessary as the Company may reasonably request, at the Company’s cost and expense, to assist or enable the Company to maintain the IP Applications. The Company shall further ensure compliance with all applicable Singapore and other patent laws and regulations when filing the IP Applications, including obtaining any necessary national security clearances from the Intellectual Property Office of Singapore prior to any foreign filings of IP Applications;

(ii)	The Company shall be responsible for all IP Expenses associated with such IP Applications. The Company shall further reimburse NTU for all IP Expenses for such IP Applications that may have been incurred by NTU before the effective date of the grant of the exclusive commercialisation rights to the Company; and

(iii)	All such IP Applications shall be filed in the joint names of NTU and the Company as the joint owners thereof.

d)	If the Option in respect of the Project lP is not exercised by the Company during the Option Period, […***…], subject to […***…], but in the case of […***…], subject to […***…]. Where […***…] pursuant to this Clause 7.3 (d) […***…].

7.4.	Subject to any exclusive commercialisation agreement entered into by the Parties pursuant to Clause 7.3 above, the Parties shall manage all IP Applications for the Project IP in accordance with the following provisions:

a)	The Parties shall appoint the Company to be the IP Lead Party to take the lead in the preparation, filing, prosecution and maintenance of all such IP Applications in accordance with the terms of this Agreement.

b)	[…***…] the filing of any such IP Applications. All such IP Applications shall be filed in the […***…].

c)	The IP Lead Party shall provide the other Party:

(i)	a copy of any draft of such IP Application sufficiently prior to filing to permit the other Party reasonable opportunity to review and make comments thereon;

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(ii)	copies of all substantive communications received from patent offices with respect to such filings; and

(iii)	copies of all grants or certificates of registration of any such IP Applications.

The IP Lead Party shall further ensure compliance with all applicable Singapore and other patent laws and regulations when filing the IP Applications, including obtaining any necessary national security clearances from the Intellectual Property Office of Singapore prior to any foreign filings of IP Applications.

d)	The Parties shall […***…] in relation to such IP Applications. The IP Lead Party shall maintain adequate records showing all such IP Expenses incurred. In the event that the IP Lead Party anticipates the possibility of any extraordinary expenditure of more than […***…] in relation to any single event arising from the preparation, filing, prosecution or maintenance of any such IP Application, the IP Lead Party shall provide the other Party with full particulars and shall discuss with the other Party a mutually acceptable course of action prior to incurring such expenditure. The other Party shall pay for its share of the IP Expenses after receiving an invoice for such IP Expenses.

e)	The Parties agree to give each other reasonable assistance in obtaining the IP protection for the Project IP and in the preparation, filing, prosecution and maintenance of any such IP Application filed and shall cause to be executed all assignments and other instruments and documents as may be necessary or appropriate.

f)	The IP Lead Party shall not abandon the prosecution or maintenance of any such IP Application without the prior written consent of the other Party, such consent not to be unreasonably withheld.

g)	In the event that one Party elects not to seek or maintain any such IP Application in respect of a particular country or not to share in the IP Expenses thereof (the “Non-Electing Party”), the Non-Electing Party shall notify the other Party of such decision (the “Notification”).

(i)	Notwithstanding the Notification, the Non-Electing Party shall continue to be liable to pay for its share of the IP Expenses incurred or committed or arising from work carried out prior to the date of such Notification.

(ii)	The other Party (the “Electing Party”) shall have the right to seek or maintain such IP Application in such country in both Parties’ name at the Electing Party’s own expense, and shall have full control over the prosecution and maintenance thereof.

(iii)	The Electing Party shall have the right to […***…] the IP Application in such country and to […***…].

(iv)	The Non-Electing Party shall cease to have any rights:

(1)	to […***…] such IP Application in such country; and

(2)	to […***…] such IP Application in such country.

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7.5.	For the purposes of this Clause, the Company agrees that:

a)	NTU may assign and/or transfer to NTUitive all of NTU’s legal rights to and ownership in the Project IP, and the Company agrees that NTU shall be so entitled to assign and/or transfer such rights and ownership without further reference to the Company, or any obligation to obtain the Company’s consent; and

b)	NTU may novate or assign all or any of its rights and/or obligations under Clauses 7.3 and 7.4 above to NTUitive and in such case and where applicable, references to NTU in Clauses 7.3 and 7.4 shall be deemed to refer to NTUitive.

7.6.	Each Party shall have the unfettered right to use the Project IP for its academic, research, development and other non-commercial purposes.

8.	PUBLICATIONS

8.1.	NTU and the Company have the right to publish in any journal, thesis, or dissertation, or present at any national, international or professional meeting, the findings, methods and results derived from the Research Project, subject to the provisions of Clause 6 and Clauses 8.2 to 8.4 below.

8.2.	The Party who intends to publish or present (the “Publishing Party”) shall furnish a copy of such proposed publication or presentation to the other Party (the “Non-Publishing Party”) at least […***…] days before such publication or presentation and then the Non-Publishing Party shall, within […***…] of receipt of the proposed publication or presentation, forward its written objections to the Publishing Party if it determines that its Confidential Information or patentable subject matter may be disclosed. If no written objection is made within the stipulated time, the Publishing Party shall be free to proceed with the publication or presentation.

8.3.	Confidential Information that is governed by Clause 6 identified by the Non-Publishing Party shall be deleted from the proposed publication or presentation. Notwithstanding the aforementioned, in the event that a student needs to publish or present results of his/her work under the Research Project as part of his/her degree requirements:

a)	any deletion of Confidential Information should not affect the scientific and academic value of such student’s thesis, report, publication or presentation (“Degree Paper”);

b)	if the Publishing Party notifies the Non-Publishing Party in good faith that it is necessary for the student to include Confidential Information in such Degree Paper for purposes connected with his/her degree requirements, then the Non-Publishing Party will consent to such inclusion, on the express condition that the Publishing Party undertakes to ensure that (i) the student discloses copies of, and/or presents the content of, the Degree Document strictly only to persons who need to know the same for such purposes and who have agreed to be bound by obligations of confidentiality in respect of the Confidential Information; and (ii) the Degree Paper is not placed in the public domain without the Non-Publishing Party’s prior written consent.

8.4.

In the event that the Non-Publishing Party objects to any such publication or presentation on the basis that the same would disclose patentable subject matter and would like an IP Application filed, the Non-Publishing Party shall withhold such

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publication or presentation for a period of up to […***…] from the date of receipt of such objection, or such additional period as may be reasonably requested, in order for the relevant IP Application(s) to be filed with respect to such patentable subject matter.

9.	WARRANTIES AND DISCLAIMERS OF LIABILITY

9.1.	All IP, findings, results, reports and materials provided by any Party under this Agreement are provided “as-is” and without any representation or warranty, express or implied, including without limitation, any implied warranty of merchantability or fitness for any particular purpose, or any warranty that any use thereof will not infringe or violate any patent or other proprietary rights of any other person.

9.2.	Each Party shall be solely responsible and liable for (i) the acts and omissions of its respective directors, agents, contractors and employees; and (ii) its use of the Project IP, or findings, results, reports or materials from the Research Project.

9.3.	No Party shall be liable for any loss, whether indirect, consequential, punitive or incidental, or any special loss or damage (including loss of profits, loss of use, and loss of production) however caused (and whether arising out of contract, strict liability, or tort or under any legal or equitable theory of liability) which the other Party may suffer arising from any defect, error, fault or failure to perform with respect to any Background IP or Project IP, except to the extent where the same is caused by the gross negligence, dishonesty or wilful misconduct of that Party.

9.4.	In no event shall any Party be liable to the other Party for any loss of profits, loss of goodwill, loss of use, loss of production or business interruption costs, or any type of indirect, special, consequential or incidental loss or damages suffered by the other Party arising from any breach of this Agreement whether or not the Party has been advised of the possibility of such damage, except to the extent where the same is caused by the gross negligence, dishonesty or wilful misconduct of that Party.

9.5.	Notwithstanding anything to the contrary in this Agreement, NTU’s liability for any cause whatsoever related to the subject matter of this Agreement and regardless of the form of action, whether in contract or in tort, including negligence, shall be limited to the cash funding provided by the Company to NTU for the performance of the Research Project, except to the extent where the same is caused by the gross negligence, dishonesty or wilful misconduct of NTU.

10.	TERMINATION

10.1.	A Party (hereinafter the “Terminating Party”) may terminate this Agreement:-

a)	in the event of the other Party (the “Defaulting Party”) being in breach of any material term of this Agreement which is either incapable of rectification or which is not rectified within […***…] of written notice given by the Terminating Party; or

b)	in the event of the other Party:

(i)	having a receiver appointed to any of its assets; or

(ii)	compounding with its creditors; or

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(iii)	entering into liquidation other than for the purposes of amalgamation or reconstruction.

10.2.	Either Party may terminate this Agreement with […***…] written notice given to the other Party if the Parties cannot agree to proceed with the Research Project at any decision point as set out in the project plans in Schedule 1.

11.	CONSEQUENCES OF TERMINATION

11.1.	Where this Agreement is terminated in accordance with Clause 4.2, Clause 10.2 or Clause 13.3, the Parties shall use their best endeavours to wind up the work carried out in relation to the Research Project in an orderly fashion and where applicable to complete such outstanding work during the relevant action periods. NTU shall be entitled to claim from the Company all costs incurred by NTU that would otherwise have been covered by the funding from the Company, including for non-cancellable commitments and NTU resources utilised, in the performance of the Research Project up to and including the date of termination, provided that the total funding amount shall not be exceeded. NTU shall reimburse to the Company any unutilised funds.

11.2.	Where this Agreement is terminated in accordance with Clause 10.1.a) the Terminating Party shall be relieved of its obligations under the Research Project and shall have no liability whatsoever to the Defaulting Party in respect of such termination.

11.3.	The termination of this Agreement shall not affect any rights that shall have accrued to any Party prior to such termination.

11.4.	In addition to such provisions which survive the termination of this Agreement by operation of law, the provisions of Clauses 6, 7, 8, 9, 11, 12, and 14 to 21 shall continue in force in accordance with their terms, notwithstanding the termination of this Agreement for any reason.

12.	ASSIGNMENT

12.1.	Except as provided for under this Agreement, and to Affiliates, no Party may assign all or any of its rights or obligations under this Agreement without the prior written consent of the other Party.

13.	FORCE MAJEURE

13.1.	No Party shall be liable for any failure to perform its obligations under this Agreement if the failure results from events beyond the reasonable control of any of the Parties. For the purpose of this Agreement, such events shall include, but not necessarily be limited to, strikes, lock-outs or other labour disputes, civil disturbances, actions or inactions of government authorities or suppliers, epidemics, wars, embargoes, acts of God or other catastrophes (“Force Majeure Event”).

13.2.	The respective obligations of a Party hereunder shall be suspended during the time and to the extent that such Party is prevented from complying therewith by a Force Majeure Event provided that such Party shall have given written notice thereof, specifying the nature and details of such event and the probable extent of the delay, to the other Party.

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13.3.	In case of a Force Majeure Event the time for performance required by a Party under this Agreement shall be extended for any period during which the performance is prevented by the event. However, the other Party may terminate this Agreement by notice in writing if such an event which prevents performance continues for more than […***…].

14.	USE OF NAMES

14.1.	No Party shall use the name of the other Party for any purpose whether in relation to any advertisement or other form of publicity without obtaining the prior written consent of the other Party, not to be unreasonably withheld or delayed.

14.2.	Notwithstanding the generality of Clause 14.1 the Parties may notify third parties of the fact that this Agreement is in effect.

15.	NOTICES

15.1.	Any notice to be given by a Party to this Agreement shall be in writing and shall be deemed duly served if delivered personally or sent by prepaid registered post to the addressee at the address or at such other address as the Party to be served may have notified the other Party for the purposes of this Agreement:

NTU:

For technical matters relating to the Research Project:
School of Biological Sciences
Nanyang Technological University
61 Biopolis Drive, Singapore 135673
Attn: […***…]

For Contract Matters:
Legal & Secretarial Office
Nanyang Technological University
Innovation Centre Block 1, Unit 208
16 Nanyang Drive, Singapore 637722
Attn: Research Contracts (Ref: RCA-16/256)

For Intellectual Property Matters:
Nanyang Technological University — NTUitive Pte Ltd
Innovation Centre Block 1, Unit 109
16 Nanyang Drive, Singapore 637722
Attn: CEO (Ref: RCA-16/256)

Company:

Asian Pharmaceuticals Pte Ltd
UE Square (West Wing), 83 Clemenceau Avenue, #12-03, Singapore 239920
Attn: General Counsel

15.2.	Any notice given pursuant to Clause 15.1 shall be deemed to have been received:

a)	in the case of delivery by hand, when delivered; or

b)	in the case of sending by post:

(i)	where posted in the country of the addressee, on the third Business Day following the day of posting; and

(ii)	where posted in any other country, on the seventh Business Day following the day of posting; or

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16.	DISPUTE RESOLUTION

16.1.	In the event of any difference or dispute arising between the Parties relating to the validity, interpretation, construction or performance of this Agreement, the Parties shall use their reasonable endeavours to settle amicably such difference or dispute by consultation and negotiation.

16.2.	If such efforts taken under Clause 16.1 above fail, then the Parties may refer the matter to mediation in accordance with the rules and procedures of the […***…].

16.3.	If, and to the extent that, any dispute has not been settled pursuant to Clauses 16.1 and 16.2 above, then the dispute shall be referred to and finally resolved by arbitration in Singapore in accordance with the […***…] for the time being in force, which rules are deemed to be incorporated by reference to this Clause 16. The language of the arbitration shall be English. Any award made hereunder shall be final and binding upon the Parties hereto and judgment on such award may be entered into by any court or tribunal having jurisdiction thereof.

17.	GOVERNING LAW

17.1.	This Agreement, including its validity and interpretation and the merits of any dispute or claim arising out of or relating to this Agreement, shall be governed by the laws of Singapore.

18.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT (CAP.53B)

18.1.	No person shall have any right pursuant to the Contracts (Right of Third Parties) Act (CAP.53B) to enforce any of the terms and conditions in this Agreement.

19.	COMPLIANCE WITH APPLICABLE LAWS

19.1.	The Parties shall comply at all times with any relevant laws, regulations, by-laws, rules and guidelines applicable to it in the carrying out of the Research Project, including any Personal Data (as defined below) or data privacy laws.

Where a Party (the “Disclosing Party”) will be disclosing Personal Data to the other Party (the “Receiving Party”) and prior to disclosing any Personal Data to the Receiving Party, the Disclosing Party shall obtain consent from the individual whose Personal Data is being disclosed (the “Data Subject”), to permit the Receiving Party to collect, use and/or disclose the Data Subject’s Personal Data for the purposes of the Research Project and/or this Agreement. The Receiving Party will use the Personal Data solely for the purposes for which the Disclosing Party disclosed the Personal Data

“Personal Data” shall mean any data, whether true or not, about an individual who can (a) be identified from that data; or (b) from that data and other information to which the Receiving Party has or is likely to have access.

20.	ENTIRE AGREEMENT

20.1.	Unless otherwise expressly specified, this Agreement embodies the entire understanding between the Parties in respect of the Research Project and any prior or contemporaneous representations, either oral or written, are hereby superseded.

20.2.	No amendments or changes to this Agreement shall be effective unless made in writing and signed by duly authorised representatives of the Parties.

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LICENSING AND RESEARCH COLLABORATION AGREEMENT

21.	GENERAL

21.1.	Nothing in this Agreement shall create or be deemed to create, a partnership, or the relationship of principal and agent, between the Parties.

21.2.	No exercise, or failure to exercise, or delay in exercising any right power or remedy vested in any Party under or pursuant to this Agreement shall constitute a waiver by that Party of that or any other right, power or remedy.

21.3.	In the event that any term, condition or provision of this Agreement is held to be a violation of any applicable law, statute or regulation, the same shall be deemed to be deleted from this Agreement and shall be of no force and effect, and this Agreement shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Agreement. Notwithstanding the above, in the event of any such deletion, the Parties shall negotiate in good faith in order to agree on terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

21.4.	The Parties shall co-operate with each other and execute and deliver to the other such instruments and documents and take such other action as may be reasonably requested from time to time in order to carry out and confirm the rights and the intended purpose of this Agreement.

21.5.	Except as otherwise provided in this Agreement, the Parties shall bear their own costs of and incidental to the preparation, execution and implementation of this Agreement.

21.6.	The Parties may sign this Agreement in one (1) or more counterparts by the duly authorised representatives of the Parties, each of which constitutes an original and all of which taken together shall constitute the Agreement. The Parties may sign and deliver this Agreement by facsimile or by emailed portable document format (“PDF”) document (or other mutually agreeable document format), and a reproduction of this Agreement with a Party’s signature made by facsimile or PDF, sent by facsimile or email shall have the same effect as and be enforceable as a signed and delivered original version of this Agreement.

LICENSING AND RESEARCH COLLABORATION AGREEMENT

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed on the date first above written.

SIGNED by for and on behalf of		SIGNED by for and on behalf of

NANYANG TECHNOLOGICAL UNIVERSITY		ASLAN PHARMACEUTICALS PTE LTD

/s/ Peer Preiser		/s/ Carl Firth
Name: Professor Peer Preiser		Name: CARL FIRTH
Designation:	Chair School of Biological Sciences Nanang Technological University	Designation:	CEO

In the presence of:		In the presence of:

/s/ Pär Nordlund		/s/ Isana Enpo
Name: Pär Nordlund		Name: Isana Enpo
Designation:	Professor	Designation:	Senior Business Development
Director

LICENSING AND RESEARCH COLLABORATION AGREEMENT

SCHEDULE 1

RESEARCH PROJECT

Title :Generation of domain antibodies for therapeutic applications

1.	BACKGROUND I INTRODUCTION I OBJECTIVES AND SCOPE OF THE WORK

[…***…]

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2. DELIVERABLES

[…***…]

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LICENSING AND RESEARCH COLLABORATION AGREEMENT

3.	CONTRIBUTIONS TO THE RESEARCH PROJECT / BUDGET

(a)	In-kind Contribution by NTU to the Research Project

[…***…]

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LICENSING AND RESEARCH COLLABORATION AGREEMENT

(b) In-kind Contribution by the Company to NTU to carry outthe Research Project	[…***…]

S$
(c) Funding by the Company to NTU to complete the 3research streams described in the research Project

[…***…]
Total Amount Payable*	255,000

[…***…]

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LICENSING AND RESEARCH COLLABORATION AGREEMENT

4.	PAYMENT SCHEDULE

The Company shall pay the Total Amount Payable of S$255,000 […***…]in accordance with the following schedule of payment:

		[…***…]	[…***…]	[ *** `]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]		[…***…]	[…***…]	[…***…]
[…***…]	[…***…]		[…***…]	[…***…]	[…***…]
[…***…]	[…***…]		[…***…]	[…***…]	[…***…]
[…***…]	[…***…]		[…***…]	[…***…]	[…***…]
[…***…]	[…***…]		[…***…]	[…***…]	[…***…]
[…***…]			[…***…]	[…***…]	[…***…]
[…***…]		[…***…]	[…***…]	[…***…]	[…***…]
[…***…]			[…***…]
[…***…]				[…***…]
Total for Project 1, 2 and 3					255,000

[…***…]

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LICENSING AND RESEARCH COLLABORATION AGREEMENT

5.	BACKGROUND IP

[…***…]

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SCHEDULE 2

TERM SHEET

This term sheet (this “Term Sheet”) describes the principal terms for the commercialization of specified Licensed Technology (as defined below). Other than as provided below under “Terms Confidential” and “Law” or in existing or future written non-disclosure agreements: (a) this document represents only a summary of certain potential terms and is intended solely as a basis for further discussions; (b) this document is not intended to and does not create any agreements, expectancies or legally binding obligations; and (c) all rights and obligations of the Parties, if any, will be subject to, without limitation, successful completion of due diligence by all Parties and negotiation and execution of definitive transaction documents, including without limitation the License Agreement (as defined below).

1.	NTUitive	:	Nanyang Technological University — NTUitive Pte Ltd, a company incorporated in Singapore (UEN: 199502518G)

2.	Licensee	:	Asian Pharmaceuticals Pte Ltd, a company incorporated in Singapore (UEN: 201007695N) .

3.	License Grant	:	NTUitive will grant Licensee a non-exclusive license under the Licensed Technology with respect to the NTU Background IP and an exclusive license with respect to its share of the Project IP during the Term to develop, make, have made, import into, use, offer for sale, sell and have sold Licensed Products in the Field of Application in the Territory, and to use the Licensed Technology for such purpose, on the terms of a License Agreement to be signed.

Nothing in the License Agreement will prejudice NTU’s right to use, and to allow NTU staff members, employees and students to use, and/or to grant other third parties the rights to use, the Licensed Technology with respect to the Background IP for academic, research and other non-commercial purposes.

4.	NTU Background IP	:	The invention(s) as described in Annex 1, Part (a).

5.	Project IP	:	“Project IP” shall have the meaning ascribed to it in Clause 1.1 of the RCA.

6.	Research Collaboration Agreement or RCA	:	The Licensing and Research Collaboration Agreement between Nanyang Technological University and the Licensee dated 10 October 2016 for the research project titled “Generation of domain antibodies for therapeutic applications”.

7.	Licensed Patents	:	The patents and patent applications in respect of the NTU Background IP and Project IP as listed in Annex 1, Part (b):

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(i) all divisional, continuation or reissue applications of any such patent applications;

(ii) all patents issuing from any of the foregoing applications;

(iii) all reissues, re-examinations and extensions of any of the foregoing patents; and

(iv) all patents and patent applications anywhere in the Territory that, at any time, claimed priority from or contained the same disclosure as any of the foregoing patent applications.

8.	Licensed Proprietary Materials	:	Unpublished research and development information, technical information, manufacturing techniques, formulae, data, designs and other information in relation to the NTU Background IP and Project IP in the possession of NTUitive and as listed in Annex 1, Part (c) to be transferred to Licensee pursuant to the License Agreement.

9.	Licensed Technology	:	Licensed Patents and Licensed Proprietary Materials.

10.	Licensed Products	:	Any product or service that:

(i) the making, using, selling or import of which is covered by any claim of any patent under the Licensed Patents (treating for this purpose, any pending patents as if they had been issued); and/or

(ii) incorporates or that is or was developed in whole or in substantial part through the use or application of any of the Licensed Proprietary Materials.

11	Term		Save for early termination, the license rights granted will terminate, on a country-by-country basis, upon the later of (a) the last to expire of any patents under the Licensed Patents; or (b) the end of a period of 20 years from the date of the first commercial sale of Licensed Product. Should the period referred to in part (a) expire prior to 20 years from the date of the first commercial sale in a particular country or countries, the license in that country or those countries will be deemed a license to the Licensed Proprietary Materials.

12.	Field of Use	:	All Fields

13.	Territory	:	Worldwide.

LICENSING AND RESEARCH COLLABORATION AGREEMENT

14.	Sub-Licenses	:	Licensee will have the right to grant sub-licenses of the Licensed Technology.

15.	Licensee Performance Milestones	:	No licensee performance milestones will be included in the License Agreement

16.	Financial Consideration	:	(i) Upfront License Fee, consisting of:

S$20,000 (non-refundable) for the non-exclusive license of NTU Background IP in the Field of Application S$10,000 (non-refundable) for the exclusive license of NTU’s rights in the Project IP.

The Licensee shall pay the non-refundable Upfront License Fee upon signing the License Agreement.

(ii) Development Milestone Payments:

Upon achievement of the following milestones events for any of the Licensed Products the Licensee shall pay NTUitive the following non-refundable sums.

(a) […***…]

(b) […***…]

(c) […***…]

(d) […***…]

The Licensee shall notify NTUitive upon the occurrence of each milestone event above within […***…] of such occurrence and shall pay the relevant Development Milestone Payment within […***…] upon occurrence of the milestone.

(ii) Royalties:

(a) […***…] of Net Sales for the first […***…] of total Net Sales; and

(b) […***…] of Net Sales thereafter.

The amounts stated above are exclusive of any applicable Singapore Goods and Services Tax (GST) payable by Licensee on such amounts.

Accounting of Royalties will be on a calendar year basis.
17.	Net Sales	:	The amount received for all sales, leases, or other transfers of Licensed Products by or for Licensee or its Sub-Licensees, to a third party who will be an end user of the Licensed Products, less:

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LICENSING AND RESEARCH COLLABORATION AGREEMENT

(i) customary trade, quantity or cash discounts and non-affiliated brokers’ or agents’ commissions actually allowed and taken;

(ii) amounts repaid or credited by reason of rejection or return;

(iii)   to the extent separately stated on purchase orders, invoices, or other documents of sale, taxes levied on and/or other governmental charges made as to production, sale, transportation, delivery or use; and

(iv) reasonable charges for delivery or transportation provided by third parties, if separately stated (to the extent not paid by the third party customer).

Net Sales also includes the fair market value of any non-cash consideration received by Licensee or its Sub-Licensee for the use, sale, lease, or transfer of Licensed Products.

18.	Accounts and Audit Rights	:	Licensee will deliver to NTUitive annual audited financial statements. NTUitive will have the right to inspect Licensee’s accounts and records bearing upon amount of royalties and other sums payable to NTUitive upon not less than […***…] prior written notice.

19.	Patent Expenses and Management of Licensed Patents in relation to Project IP	:	All and any decisions on the filing of any patent application to protect the Project IP shall be at Licensee’s sole discretion and Licensee shall coordinate with NTUitive as to the patent applications which it wishes to file for the Project IP.

Licensee shall be responsible for all Patent Expenses associated with such patent applications. Licensee shall further reimburse NTUitive for all Patent Expenses for such patent applications that may have been incurred by NTUitive before the effective date of the grant of the exclusive license rights to Licensee;

All such patent applications shall be filed in the joint names of NTU and Licensee as the joint owners thereof.

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LICENSING AND RESEARCH COLLABORATION AGREEMENT

Licensee will be responsible for managing the filings, prosecution and maintenance of all Licensed Patents for the Project IP in the Territory. Licensee will keep NTUitive informed of the status of the Licensed Patents from time to time. NTUitive will do all such other acts and things as may be necessary as Licensee may reasonably request, at Licensee’s cost and expense, to assist or enable Licensee to maintain the Licensed Patents, and agrees to procure that NTU as necessary does such acts and things as aforesaid.

20.	Infringement of Licensed Patents by third parties	:	Licensee shall notify NTUitive in writing of any infringement, or suspected or threatened infringement, of any of the Licensed Patents that shall at any time come to its knowledge.

While and as long as the license remains exclusive with respect to the Project IP, Licensee will be responsible for, after consultation with NTUitive, taking all appropriate steps (including all legal proceedings) as may be necessary to prevent or restrain any infringement by a third party of any of the Licensed Patents in relation to the Project IP in the Field of Application and will be responsible for all costs and fees incurred by Licensee in the taking of any such steps. Licensee is empowered to bring any such legal proceedings in its own name, or if required by law, jointly with NTUitive. Any award or settlement payment resulting from an action initiated by Licensee will be first used to reimburse all documented out-of-pocket expenses incurred by both Parties in relation to such legal action, and thereafter paid to Licensee and will be deemed royalties received under the license agreement.

If Licensee decides not to or fails to take appropriate steps to prevent or restrain any infringement by any third party of any of the Licensed Patents in relation to the Project IP (but not otherwise), NTUitive will be entitled to take action to prevent or restrain such infringement. NTUitive will be entitled to retain any award of damages or other compensation obtained as a result of any such action (including any proceedings) being taken by NTUitive. Licensee agrees to provide reasonable assistance which NTUitive may require in any litigation including the execution of all necessary legal documents.

21.	Infringement of third party rights	:	If any proceedings are brought against Licensee on grounds that the use or exploitation by Licensee of any of the Licensed Technology infringes the rights

LICENSING AND RESEARCH COLLABORATION AGREEMENT

of any third party, Licensee will notify NTUitive of the same. Licensee will have the exclusive control of the defense of such proceedings. NTUitive will not be liable for, and Licensee will indemnify NTUitive and NTU and keep NTUitive and NTU indemnified against, all and any costs and expenses including consequential loss or damage, loss of profits or other economic loss suffered by Licensee in respect of such proceedings, save where such costs, expenses, losses and damages are caused directly by the gross negligence or wilful misconduct of NTUitive and/or NTU, including the deliberate infringement of the intellectual property of any third party by NTUitive and/or NTU, in respect of the Licensed Technology.

22.	Warranties and Liabilities	:	Neither NTUitive nor NTU makes no warranties or representations, express or implied, including without limitation:

(i) warranties of fitness for a particular purpose or merchantability, satisfactory quality, reliability, accuracy or validity of the Licensed Technology or Licensed Products; or;

(ii) the patentability of the Licensed Technology or Licensed Products or of the enforceability of any Licensed Patents, if any; or

(iii) that the Licensed Technology or Licensed Products are or will be free from infringement of any patent or other rights of third parties, subject as provided in 21 above.

Neither NTUitive nor NTU, nor any of their faculty members, scientists, researchers, employees, officers, trustees or agents, assume any responsibility for the use of the Licensed Technology by Licensee, or its Sub-Licensees, or any use, manufacture, specifications, sale or other dispositions of Licensed Products by or for Licensee or its Sub-Licensees, except to the extent where the same is caused by the gross negligence, dishonesty or wilful misconduct of NTUitive and/or NTU.

Neither NTUitive nor NTU will be liable to Licensee for any loss, damages, expenses, costs, damages or any other liability whatsoever which in any way relates to the use of the Licensed Technology by Licensee or its Sub-Licensees, or any use, manufacture, specifications, sale or other

LICENSING AND RESEARCH COLLABORATION AGREEMENT

dispositions of Licensed Products by or for Licensee or its Sub-Licensees, subject as provided in 21 above, except to the extent where the same is caused by the gross negligence, dishonesty or wilful misconduct of NTUitive and/or NTU.

Notwithstanding anything to the contrary, NTUitive’s total and cumulative liability under the license agreement, howsoever arising, will not exceed the total sum of monies paid by Licensee to NTUitive pursuant to the license agreement, except to the extent where the same is caused by the gross negligence, dishonesty or wilful misconduct of NTUitive and/or NTU.

23.	Indemnities and Insurance	:	Licensee will at all times indemnify, defend and hold harmless NTUitive and NTU against all and any loss, damages, expenses, costs, or damages, incurred by NTUitive or NTU, or for which NTUitive or NTU may become liable arising: (a) out of any use of the Licensed Technology by Licensee or its Sub-Licensees, subject as provided in 21 above; or (b) out of any use, manufacture, sale, or other disposition of Licensed Products by or for Licensee or its Sub-Licensees. Such indemnity and defense obligation will apply to any claims, including without limitation, infringement of third party intellectual property rights, personal injury, and death or property damage, made by employees, subcontractors or agents of Licensee, as well as any member of the general public.

Licensee will maintain adequate product liability insurance coverage and will ensure that NTUitive’s and NTU’s interest are noted on the policy. Licensee will supply NTUitive with a copy of such insurance policy on request.

24.	Law		Singapore law shall apply in all respects.

25.	Terms Confidential		Licensee and NTUitive agree that the terms hereof and the nature of the contemplated transaction described herein shall not be disclosed to any third party. NTU shall not be considered as a third party for the purposes of this clause.

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LICENSING AND RESEARCH COLLABORATION AGREEMENT

ANNEX 1

(a)	Description of NTU Background IP (Non-Exclusive License)

[…***…]

(b)	Licensed Patents

[…***…]

(c)	Licensed Proprietary Materials

[…***…]

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***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

DATED THIS 24 DAY OF JAN 2017

Between

NANYANG TECHNOLOGICAL UNIVERSITY

And

ASLAN PHARMACEUTICALS PTE LTD

AMENDMENT NO.1 TO

LICENSING AND RESEARCH COLLABORATION AGREEMENT

THIS AMENDMENT AGREEMENT NO.1 (the “Amendment Agreement”) is made the 24 day of Jan, 2017

BETWEEN

1.	NANYANG TECHNOLOGICAL UNIVERSITY (Reg. No. 200604393R), located at 50 Nanyang Avenue, Singapore 639798, and acting through its School of Biological Sciences (“NTU”),

and

2.	ASLAN PHARMACEUTICALS PTE LTD (Reg. No. 201007695N), a company incorporated in Singapore with a business address at UE Square (West Wing), 83 Clemenceau Avenue, #12-03, Singapore 239920 (“Company”),

(hereinafter collectively referred to as the “Parties” and individually as a “Party”).

WHEREAS:

(A)	The Parties have entered into a Licensing and Research Collaboration Agreement dated 10th October 2016 [NTU Ref: RCA-16/256] (the “Principal Agreement”) for the project titled “Generation of domain antibodies for therapeutic applications”.

(B)	The Parties have agreed to amend the terms of the Principal Agreement in consideration of the mutual obligations and undertakings contained herein.

THEREFORE the Parties do hereby agree as follows:

1.	INTERPRETATION

1.1	Unless otherwise provided in this Amendment Agreement, terms used in this Amendment Agreement shall have the same meaning and construction where defined in the Principal Agreement.

2.	AMENDMENTS TO THE PRINCIPAL AGREEMENT

2.1	The Parties hereby agree to amend the Principal Agreement, and any amendments to the Principal Agreement, pursuant to Clause 20.2 of the Principal Agreement, as follows:

(a)	By replacing Schedule 1 of the Principal Agreement in its entirety with the Schedule 1 attached to this Amendment Agreement.

2.2	Save as expressly provided or varied herein, all other terms and conditions of the Principal Agreement, and all rights and liabilities accruing before this Amendment Agreement comes into effect shall remain unaffected.

2.3	This Amendment Agreement shall be effective as of 15th December 2016.

2.4	This Amendment Agreement shall be read and take effect as one with the Principal Agreement.

3.	GOVERNING LAW

3.1	This Amendment Agreement shall be governed by, interpreted and construed in accordance with the laws of Singapore.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed on the date first above written.

SIGNED by for and on behalf of	SIGNED by for and on behalf of

NANYANG TECHNOLOGICAL UNIVERSITY	ASLAN PHARMACEUTICALS PTE LTD

/s/ Zoynek Bozdech	/s/ Carl Firth
Name: Prof. Zoynek Bozdech	Name: Carl Firth

Designation: Associate Chair (Research) School of Biological Sciences Nanyang Technological University	Designation: CEO

In the presence of:	In the presence of:

/s/ Pär Nordlund	/s/ Joanne Koh
Name: Pär Nordlund	Name: Joanne Koh

Designation: Professor, group leader	Designation: Executive Assistance

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SCHEDULE 1

RESEARCH PROJECT

Title :Generation of domain antibodies for therapeutic applications

1.	BACKGROUND/ INTRODUCTION/ OBJECTIVES AND SCOPE OF THE WORK

[…***…]

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2.	DELIVERABLES

[…***…]

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3.	CONTRIBUTIONS TO THE RESEARCH PROJECT/ BUDGET

(a)	In-kind Contribution by NTU to the Research Project

[…***…]

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(b)	In-kind Contribution by the Company to carry out the Research Project	S$
	[…***…]

	Total:	37,000

(c)	Funding by the Company to NTU to complete the 3 research streams described in the research Project	S$
	[…***…]

	Total Amount Payable*	255,000
	[…***…]

[…***…]

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4.	PAYMENT SCHEDULE

The Company shall pay the Total Amount Payable of S$255,000 […***…] in accordance with the following schedule of payment:

		[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]		[…***…]	[…***…]	[…***…]
[…***…]	[…***…]		[…***…]	[…***…]	[…***…]
[…***…]	[…***…]		[…***…]	[…***…]	[…***…]
[…***…]	[…***…]		[…***…]	[…***…]	[…***…]
[…***…]	[…***…]		[…***…]	[…***…]	[…***…]
[…***…]			[…***…]	[…***…]	[…***…]
[…***…]		[…***…]	[…***…]	[…***…]	[…***…]
[…***…]			[…***…]
[…***…]				[…***…]
Total for Stream 1, 2 and 3					255,000

[…***…]

5.	BACKGROUND IP

[…***…]

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DATED THIS 26th DAY OF October 2017

Between

NANYANG TECHNOLOGICAL UNIVERSITY

And

ASLAN PHARMACEUTICALS PTE LTD

AMENDMENT NO.2 TO

LICENSING AND RESEARCH COLLABORATION AGREEMENT

CONFIDENTIAL

THIS AMENDMENT AGREEMENT NO .2 (the “Amendment Agreement No. 2”) is made the 26th day of October 2017

BETWEEN

1.	NANYANG TECHNOLOGICAL UNIVERSITY (Reg. No. 200604393R), located at 50 Nanyang Avenue, Singapore 639798, and acting through its School of Biological Sciences (“NTU”),

and

2.	ASLAN PHARMACEUTICALS PTE LTD (Reg. No. 201007695N), a company incorporated in Singapore with a business address at UE Square (West Wing), 83 Clemenceau Avenue, #12-03, Singapore 239920 (“Company”),

(hereinafter collectively referred to as the “Parties” and individually as a” Party”).

WHEREAS:

(A)	The Parties have entered into a Licensing and Research Collaboration Agreement dated 10th October 2016 [NTU Ref: RCA-16/256] (the “Principal Agreement”) for the project titled “Generation of domain antibodies for therapeutic applications”.

(B)	The Principal Agreement was amended by the parties on 24th January 2017.

(C)	The Principal Agreement currently states that, unless extended by mutual agreement of the Parties, it will lapse on 10th October 2017.

(D)	The Parties wish to extend the term of the Principal Agreement as set out below.

THEREFORE the Parties do hereby agree as follows:

1.	INTERPRETATION

1.1	Unless otherwise provided in this Amendment Agreement No. 2, terms used in this Amendment Agreement No. 2 shall have the same meaning and construction where defined in the Principal Agreement.

2.	AMENDMENTS TO THE PRINCIPAL AGREEMENT

2.1	The Parties hereby agree to amend the Principal Agreement, and any amendments to the Principal Agreement, by replacing Clause 3.1 of the Principal Agreement in its entirety with the following:

This Agreement shall come into force on the Effective Date and shall continue for a period of eighteen months (the “Term”) unless terminated earlier in accordance with the terms of this Agreement. Notwithstanding the foregoing, this Agreement may be extended by mutual written agreement of the Parties.

CONFIDENTIAL

2.2	Save as expressly provided or varied herein, all other terms and conditions of the Principal Agreement, and all rights and liabilities accruing before this Amendment Agreement No. 2 comes into effect shall remain unaffected.

2.3	This Amendment Agreement No. 2 shall be effective as of 10th October 2017.

2.4	This Amendment Agreement No. 2 shall be read and take effect as one with the Principal Agreement.

3.	GOVERNING LAW

3.1	This Amendment Agreement No. 2 shall be governed by, interpreted and construed in accordance with the laws of Singapore.

IN WITNESS WHEREOF the Parties have caused this Amendment Agreement No. 2 to be executed on the date first above written.

SIGNED by for and on behalf of		SIGNED by for and on behalf of

NANYANG TECHNOLOGICAL UNIVERSITY		ASLAN PHARMACEUTICALS PTE LTD

/s/ Peter Preiser		/s/ Ben Goodger
Name: Prof Peter Preiser		Name: Ben Goodger

Designation:	Chair	Designation:	General Counsel
School of Biological Sciences

In the presence of:		In the presence of:

/s/ Pär Nordlund		/s/ Nishi Singh
Name: Pär Nordlund		Name: Nishi Singh

Designation:	Chair	Designation:	Legal Manager
School of Biological Sciences

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